Execution Copy










                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             WELLTECH EASTERN, INC.,

                             TALON TRUCKING COMPANY,

                                       AND

                              LOMAK PETROLEUM, INC.






                                December 31, 1996

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this 31st day of December, 1996 among WellTech Eastern, Inc., a Delaware corporation ("Buyer"), Talon Trucking Company, an Oklahoma corporation (the "Seller"), and Lomak Petroleum, Inc., a Delaware corporation and the sole shareholder of the Seller (the "Shareholder").

                              W I T N E S S E T H:

         WHEREAS, the Seller desires to sell substantially all of its assets, and Buyer desires to acquire such assets.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                                     Article I

                                            PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section
1.4 hereof), the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase from the Seller all of the assets of the Seller existing on the Closing Date (as defined in Section 1.4 hereof) other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including, without limitation, the following assets of the Seller relating to or used or useful in the operation of the business as conducted by the Seller on and before the Closing Date (the "Business") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

                  (a) all tangible personal property of the Seller (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

                  (b) all of the inventory of Seller, including without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Inventories"), subject to changes in the ordinary course of business since the Balance Sheet Date (as defined in Section 2.1.7 hereof);

                  (c) all of the Seller's intangible assets, including without limitation, (i) all of the Seller's rights to the names under which it is incorporated or under which it currently does business, (ii) all of the Seller's rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or

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         held in connection  with the Business,  including  without  limitation, that which is more fully described on Schedule 1.1(c) hereto (the "Seller Intellectual Property") and (iii) all of the Seller's rights in its phone numbers and all of its account ledgers, sales and promotional
         literature,   computer  software,   books,  records,   files  and  data
         (including customer and supplier lists), and all other records of the Seller relating to the Assets or the Business, excluding the corporate minute books of the Seller (collectively, the "Intangibles");

                  (d) those leases, subleases, contracts, contract rights, and agreements relating to the Assets or the operation of the Business specifically listed on Schedule 1.1(d) hereto (collectively, the "Contracts");

                  (e) to the extent assignable, all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating principally to all or any of the Assets or to the operation of the Business, including, but not limited to, that which is more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

                  (f) the goodwill of the Business; and

                  (g) all other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are used in the Business, intended for use in the Business, or necessary for the continued conduct of the Business other than the Excluded Assets.

         The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all of the Seller's accounts receivable and all other rights of the Seller to payment for services rendered by the Seller before the Closing Date (the "Seller Receivables"); (ii) all cash accounts, cash equivalents or similar investments of the Seller and all petty cash of the Seller kept on hand for use in the Business; (iii) all right, title and interest of the Seller in and to all prepaid rentals, other prepaid expenses, prepaid taxes, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business; (iv) all assets in possession of the Seller but owned by third parties; (v) the corporate charter, corporate seal, organizational documents and minute books of the Seller and all records necessary for the preparation of returns and other reports by the Seller, the Shareholder and their affiliates; (vi) the cash consideration paid or payable by Buyer to Seller pursuant to Section 1.2 hereof; (vii) all Seller Permits specified as not assignable in Schedule 1.1(e) hereto; and (viii) the Seller's right, title and interest in and to this Agreement.

         1.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Seller and the Shareholder contained herein, Buyer agrees to pay to the Seller at the Closing the amount of $1,860,000 in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account designated by the Seller.


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         1.3 Liabilities.  Effective as of the Closing, Buyer shall assume, pay, perform, and discharge those, and only those, liabilities and obligations of the Seller to perform under the Contracts and the Permits to the extent that the Contracts and the Permits have been validly assigned to Buyer (the "Assumed Liabilities"). On and after the Closing Date, the Seller shall be responsible for any and all other liabilities and obligations of the Seller other than the Assumed Liabilities, including, without limitation, those liabilities and obligations specified in Section 6.3 hereof arising from the Seller's employment of its former employees (collectively, the "Retained Liabilities").

         1.4 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be at 10:00 a.m. on January 10, 1997 at such location as is mutually agreed to by the parties, or such other time, place or date as is agreed to among the parties hereto. The date on which the Closing occurs is referred to elsewhere herein as the "Closing Date."


                                   Article II

                         REPRESENTATIONS AND WARRANTIES
                    OF THE SELLER, THE SHAREHOLDER AND BUYER

         2.1 Representations and Warranties of the Seller and the Shareholder. Each of the Seller and the Shareholder jointly and severally represents and warrants to Buyer as follows:

                  2.1.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it. The Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the Assets or the Business.

                  2.1.2. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate and shareholder action on the part of the Seller and the Shareholder, and this Agreement is the valid and binding obligation of the Seller and the Shareholder enforceable (subject to normal equitable principals) against each of such parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. Except as provided in
         Schedule 2.1.2 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of either the Seller or the Shareholder, (ii) any obligation,

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         indenture,  mortgage, deed of trust, lease, contract or other agreement to which either the Seller or the Shareholder is a party or by which either the Seller or the Shareholder or their respective properties are bound, except where such conflicts, violations and/or breaches, in the aggregate, would not have a material adverse effect on the Assets or the Business; or (iii) any provision of any law, rule, regulation,
         order,  permits,  certificate,   writ,  judgment,  injunction,  decree,
         determination, award or other decision of any court, arbitrator, or other governmental authority to which either the Seller or the Shareholder or any of their respective properties are subject, except where such conflicts, violations and/or breaches, in the aggregate, would not have a material adverse effect on the Assets or the Business.

                  2.1.3. Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which the Seller is lessor or lessee, which relate to the Assets and are to be performed in whole or in part after the date hereof. All of the Contracts are in full force and effect, and constitute valid and binding obligations of the Seller. The Seller is not, and, to the knowledge of either the Seller or the Shareholder, no other party to any of the Contracts is, in default thereunder, and, to the knowledge of either the Seller or the Shareholder, no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Contract has been entered into on terms which could reasonably be expected to have a material adverse effect on the use of the Assets by Buyer. None of the members of the management of either the Seller or the Shareholder has received any information which would cause such persons to conclude that any customer of the Seller will (or is likely to) cease doing business with the Seller or Buyer as a result of the consummation of the transactions contemplated hereby. All of the Contracts are assignable to Buyer without the consent of any other party thereto.

                  2.1.4. Title to and Condition of Assets. The Seller has good, indefeasible, defensible and marketable title to all of the Assets (other than the goodwill of the Business), free and clear of any Encumbrances (defined below) other than Permitted Encumbrances (defined below). All of the Assets are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. All of the Assets conform in all material respects to all applicable laws governing their use. No written notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by either the Seller or the Shareholder, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature. The term "Permitted Encumbrances" means Encumbrances for current taxes and assessments not yet due and payable, including nondelinquent ad valorem taxes or nondelinquent statutory Encumbrances arising other than by reason of any default on the part of the Seller.


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                  2.1.5. Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used. Each of the Seller Permits and the Seller's rights with respect thereto is valid and subsisting, in full force and effect. The Seller is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits has been, or to the knowledge of either the Seller or the Shareholder, is threatened to be, revoked, canceled, suspended or modified. Except as shown on Schedule 1.1(e) hereto, upon consummation of the transactions contemplated hereby, all of the Seller Permits shall be assignable to Buyer without the consent of any regulatory agency and without undue delay as to their transfer.

                  2.1.6. Intellectual Property. Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material to or necessary for the continued conduct of the Business. The Seller Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances other than Permitted Encumbrances. The Seller has not granted to any other person any license to use any Seller Intellectual Property. To the knowledge of either the Seller or the Shareholder, Buyer's use of the Seller Intellectual Property as used by the Seller on or before the date hereof will not, and the conduct of the Business did not, infringe, misappropriate or conflict with the Intellectual Property rights of others. Neither the Seller nor the Shareholder has received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by Seller of the Seller Intellectual Property.

                  2.1.7. Financial Statements. The Seller has delivered to Buyer copies of certain unaudited financial statements of Seller. Such financial statements (collectively, the "Seller Financial Statements") were included in the Descriptive Offering Memorandum (as defined in Section 2.1.14 hereof) under the heading "Financial Review" and include Seller's balance sheet (the "9/30 Balance Sheet") as at September 30, 1996 (the "Balance Sheet Date"). Other than the financial projections covering periods beyond the Balance Sheet Date, the Seller Financial Statements present fairly and fully the financial condition of the Seller as at the dates and for the periods indicated thereon, subject, in the case of interim financial statements, to normal year end adjustments.

                  2.1.8. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been (whether as a result of a single event or in the aggregate):

     (a) Financial Change. Any material adverse change in the Assets, the Business or the financial condition, operations, liabilities or prospects of the Seller;
     (b) Property Damage. Any material damage, destruction, or loss to any of the Assets or the Business (whether or not covered by insurance);

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     (c) Waiver.  Any waiver or release of a material  right of or claim held by the  Seller;\

     (d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any material asset of the Seller other than in the ordinary course of business; (e) Labor Disputes. Any labor disputes between the Seller and its employees; or

                           (f) Other Changes. Any other event or condition known
                  to either the Seller or the Shareholder that particularly pertains to and has or is likely to have a material adverse effect on the Assets, the operations of the Business or the financial condition or prospects of the Seller.

                  2.1.9.  Necessary  Consents.  Except as  provided  in Schedule
         2.1.9 hereto, The Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including, without limitation, any consents required to assign the Contracts or the Seller Permits, to the extent assignable.

                  2.1.10. Environmental Matters. For so long as the Seller has owned the Assets, neither the Seller nor the Shareholder has received any citation or formal notice from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. To the knowledge of either the Seller or the Shareholder, there are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor, to the knowledge of either the Seller or the Shareholder, is there any reasonable basis for any of the foregoing. To the knowledge of either the Seller or the Shareholder, there are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials, on any property presently owned or leased by the Seller, or on any property on which Hazardous Materials generated by the Seller's operations or the use of the Assets were disposed of, which would result in a material adverse change in the Business or business prospects of the Seller. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization

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         Act of 1986 ("CERCLA"),  and regulations promulgated  thereunder,  (ii)
         the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 et seq.), as amended, and regulations
         promulgated   thereunder,   and  (iv)  any  applicable  state  laws  or
         regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous
         Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

                  2.1.11. No ERISA Plans or Labor Issues. No employee benefit plan of the Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer. The Seller has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the Assets. The Seller does not have any dispute with any of its existing or former employees, and there are no labor disputes pending or, to the knowledge of either the Seller or the Shareholder, threatened by current or former employees of any of the Seller.

                  2.1.12. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Seller or any of the transactions contemplated by this Agreement is pending or, to the knowledge of either the Seller or the Shareholder, threatened, nor has any governmental entity indicated in writing to either the Seller or the Shareholder an intention to conduct the same. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which either the Seller or the Shareholder is a party or, to the knowledge of either the Seller or the Shareholder, might become a party or which particularly affects the Assets.

                  2.1.13. Absence of Certain Business Practices. Neither the Seller, nor any officer, employee or agent of the Seller, or any other person acting on behalf of the Seller, have, directly or indirectly, within the past two years, given or agreed to give any gift or similar benefit (other than normal sales promotions or similar practices) to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Business or the profitable use of the Assets (or to assist the Seller in connection with any actual or proposed transaction) which if not given in the past, would likely have had a material adverse effect on the profitable conduct of the Business or the profitable use of the Assets, or if not continued in the future, would likely materially adversely affect the profitable conduct of the Business or the profitable use of the Assets.


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                  2.1.14.  Descriptive Offering  Memorandum;  Untrue Statements.
         The Shareholder has delivered to Buyer the Confidential Talon Trucking Company Descriptive Offering Memorandum dated November 1996, a copy of which is attached hereto as Schedule 2.1.14 (the "Descriptive Offering Memorandum"). Except as disclosed to Buyer in writing, the Descriptive Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has also provided Buyer with access to all of its books and records, including copies of all material contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Business and the Assets.

                  2.1.15. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller, the Shareholder and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

         2.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller and the Shareholder as follows:

                  2.2.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the business of Buyer.

                  2.2.2.   Agreements  Authorized  and  their  Effect  on  Other
         Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate and shareholder action on the part of Buyer, and this Agreement is the valid and binding obligation of Buyer enforceable (subject to normal equitable principals) against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of Buyer, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer is a party or by which Buyer or any of its properties are bound, except where such conflicts, violations and/or breaches, in the

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         aggregate,  would not have a material adverse effect on the business of
         Buyer;  or (iii) any  provision of any law,  rule,  regulation,  order,
         permits,    certificate,    writ,   judgment,    injunction,    decree,
         determination, award or other decision of any court, arbitrator, or other governmental authority to which Buyer or any of its properties are subject, except where such conflicts, violations and/or breaches, in the aggregate, would not have a material adverse effect on the business of Buyer.

                  2.2.3. Investigations; Litigation. No investigation or review by any governmental entity with respect to Buyer or any of the transactions contemplated by this Agreement is pending or, to the knowledge of Buyer, threatened, nor has any governmental entity indicated to either the Seller or the Shareholder an intention to conduct the same.

                  2.2.4. Inspections; Limitations of the Seller's Warranties. Buyer is an informed sophisticated participant in the transactions contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated documents and information, as Buyer and its advisors have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution and delivery of this Agreement. Notwithstanding any contrary provision herein, Buyer acknowledges that it is acquiring the Assets and the Business without any representation or warranty, express or implied, by either the Seller or the Shareholder other than representations and warranties contained herein. Buyer further acknowledges that any information regarding financial projections of the Business, whether or not conatined in the Descriptive Offering Memorandum, were not relied upon by Buyer in any way.

                  2.2.5. Financing. Buyer has available on hand, from its working capital or currently available credit facilities, all of the cash that Buyer will need to consummate the purchase of the Assets.

                  2.2.6. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Seller and the Shareholder and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

                                                    Article III

                        OBLIGATIONS PENDING CLOSING DATE

         3.1 Agreements of the Seller and the Shareholder. Except as expressly contemplated elsewhere in this Agreement, from the date hereof until the Closing Date, the Seller shall, and the Shareholder shall cause the Seller to:


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                  3.1.1.  Maintenance of Present Business.  Operate the Business
         and the Assets only in the ordinary course so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

                  3.1.2. Maintenance of Properties. At its expense, maintain the Assets in customary repair, order, and condition, reasonable wear and tear excepted;

                  3.1.3. Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with its current accounting policies applied on a consistent basis;

                  3.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of the Business;

                  3.1.5. Disposal of Assets. Not sell, dispose of, or encumber, any of the Assets, except (i) in the usual and ordinary course of business or (iii) as may be approved in writing by Buyer;

                  3.1.6. Maintenance of Insurance. Maintain the insurance coverage set forth on
         Schedule 3.1.6 hereto with respect to the Assets and the Business;

                  3.1.7. Acquisition Proposals. Not directly or indirectly (i) solicit, initiate or encourage any inquiry or Acquisition Proposal (defined below) from any person or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than Buyer or its representatives any information with respect to, or otherwise facilitate or encourage any Acquisition Proposal by any other person. As used herein "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving the Seller or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, the Seller, other than the transactions with Buyer and the Shareholder contemplated by this Agreement. Each of the Seller and the Shareholder shall promptly communicate to Buyer the terms of any such written Acquisition Proposals which it may receive or any written inquiries made to it or any of its directors, officers, representatives or agents; and

                  3.1.8. No Amendment to Articles of Incorporation. Not amend its Articles of
         Incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its common stock or the character of its business.


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         3.2  Agreements  of Buyer,  the Seller and the  Shareholder.  Except as
expressly contemplated elsewhere in this Agreement, from the date hereof until the Closing Date, each of the parties hereto shall:

                  3.2.1. Inspection. Permit the other parties and their authorized representatives, during normal business hours, to inspect their records and to consult with their officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties herein made and the compliance with covenants contained in this Agreement. Each of the parties hereto further agrees that, except as required by law, it will and will cause its representatives to hold all data and information obtained with respect to the other parties, in confidence and further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge through no fault of its own;

                  3.2.2. Notice of Material Developments. Promptly notify the other parties in writing of any condition or circumstance, known to such party, occurring from the date hereof through the Closing Date, that would cause the respective representations and warranties of such party contained herein to become untrue in any material respect; and

                  3.2.3. Reasonable Efforts to Satisfy Closing Conditions. Use its reasonable efforts to cause the conditions precedent to the obligations of the other parties hereto contained in Article IV hereof to be satisfied to the extent that the satisfaction of such condition is reasonably in control of such party.


                                   Article IV

                       CONDITIONS PRECEDENT TO OBLIGATIONS

         4.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Buyer before the Closing Date:

                  4.1.1. Representations and Warranties of the Seller and the Shareholder True at Closing Date. The representations and warranties of the Seller and the Shareholder herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; the Seller and the Shareholder shall have performed and complied in all material respects, with all covenants required by this Agreement to be performed or complied with by them on or before the Closing Date; and each of the Seller and the Shareholder shall have delivered to Buyer a certificate, dated the Closing Date and signed by a duly authorized officer of such party, to such effects.


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                  4.1.2.  No  Material  Litigation.  No suit,  action,  or other proceeding shall be pending, or to the knowledge of either the Seller or the Shareholders, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which would likely result in a material adverse change in the value of the Assets or Business of the Seller.

                  4.1.3. Opinion of Counsel. Buyer shall have received a favorable opinion, dated the Closing Date, from Rubin, Baum, Levin Constant & Friedman, counsel to the Seller and the Shareholder, in form and substance reasonably satisfactory to Buyer, that the representations and warranties made by the Seller and the Shareholder in Sections 2.1.1 and 2.1.2 hereof are true as of the Closing Date. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of the Seller and the Shareholder as to matters of fact; provided that such certificates are delivered to Buyer with such opinion.

                  4.1.4. Consents Received. Buyer shall have received all consents specified in
         Schedule 2.1.9 hereto.

                  4.1.5. Real Estate Purchases.  Buyer shall have purchased from the Shareholder and the Shareholder shall have sold to Buyer those two parcels of real estate described in Schedule 4.1.5 hereto (collectively, the "Shareholder Real Property") and under such terms and conditions as are reasonably acceptable to Buyer, which conditions shall include (i) a total purchase price of $840,000; (ii) the completion of Phase I environmental assessments of the Shareholder Real Property; (iii) at Buyer's request, the completion of Phase II environmental assessments of the Shareholder Real Property where Phase II assessments are reasonably determined by Buyer to be appropriate; and (iv) either a conclusion, pursuant to such environmental assessments, that no liabilities exist for environmental cleanup on the Shareholder Real Property or, to the extent that such environmental assessments  indicate  that  liabilities  do  exist  for  environmental cleanup on the Shareholder Real Property, an agreement by the Shareholder that it will conduct and bear all of the expenses in connection with appropriate remediation and restoration activities on such Shareholder Real Property and fully indemnify Buyer from all liabilities and costs associated with such environmental condition.

                  4.1.6. Conveyance Documents. Buyer shall have received from the Seller such assignment documents and other instruments of transfer reasonably determined by Buyer as being required to effect and record the transfer of the Assets hereunder, including the properly endorsed certificates of title and an executed bill of sale in a form reasonably satisfactory to Buyer.

         4.2 Conditions Precedent to Obligations of the Seller and the Shareholder. The obligations of the Seller and the Shareholder to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by the Seller and the Shareholder before the Closing Date:

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                  4.2.1. Representations and Warranties of Buyer True at Closing
         Date. The representations and warranties of Buyer herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Buyer shall have performed and complied in all material respects, with all covenants required by this Agreement to be performed or complied with by it before the Closing Date; and Buyer shall have delivered to the Seller and the Shareholder a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, to such effects.

                  4.2.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to the knowledge of Buyer, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  4.2.3. Opinion of Counsel. The Seller and the Shareholder shall have received a favorable opinion, dated the Closing Date, from Buyer's in-house counsel, in form and substance reasonably satisfactory to the Seller and the Shareholder, that the representations and warranties made by Buyer in Sections 2.2.1 and 2.2.2 hereof are true as of the Closing Date. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Buyer as to matters of fact; provided that such certificates are delivered to the Seller and the Shareholder with such opinion.

                  4.2.4. Real Estate Purchases. Buyer shall have purchased from the Shareholder and the Shareholder shall have sold to Buyer the Shareholder Real Property and under such terms and conditions as are reasonably acceptable to the Shareholder, which conditions shall include a total purchase price of $840,000.

                  4.2.5. Assumption Documents. The Seller shall have received from Buyer such assumption agreements and other instruments reasonably determined by the Seller as being required to effect Buyer's assumption of the Assumed Liabilities.


                                                     Article V

                                            TERMINATION AND ABANDONMENT

         5.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the purchase and sale contemplated hereby abandoned at any time before the Closing Date:

                  5.1.1. By Mutual Consent. By mutual consent of Buyer, the Seller and the Shareholder.

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                  5.1.2. By Buyer Because of Failure to Perform  Agreements.  By
         Buyer, if either the Seller or the Shareholder has failed to perform any of its covenants set forth in Sections 3.1 or 3.2 hereof, including, without limitation, the provisions of Section 3.2.3 hereof.

                  5.1.3. By the Seller or the Shareholder Because of Failure to Perform Agreements. By either the Seller or the Shareholder, if Buyer has failed to perform any agreement set forth in Section 3.2 hereof, including, without limitation, the provisions of Section 3.2.3 hereof.

                  5.1.4. By Buyer, the Seller or the Shareholders if No Closing by January 15, 1997. By Buyer, the Seller or the Shareholder, if the Closing shall not have been consummated on or before January 15, 1997 (the "Closing Deadline"); provided, however, that this Agreement may not be terminated by any party hereto pursuant to this Section 5.1.5 if the Closing has not occurred prior to the Closing Deadline due to the breach of any provision of this Agreement by the party seeking such termination, including the provisions of Section 3.2.3 hereof.

         5.2 Effect of Termination. In the event of the termination of this Agreement pursuant to and in accordance with the provisions of Section 5.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its covenants under Section 3.2.3 hereof and the second sentence of Section 3.2.1 hereof.

         5.3 Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.

         5.4 Expenses on Termination. If this Agreement is terminated and the transactions contemplated hereby abandoned pursuant to and in accordance with the provisions of Section 5.1 hereof, all expenses will be paid by the party incurring them.


                                   Article VI

                              ADDITIONAL AGREEMENTS

         6.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer and subject to Section 6.2 hereof, each of the Seller and the Shareholder agree that for a period of 36 months following the Closing Date, such party will not, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in 5% or more of any class of voting equity security of any corporation or other business entity (i) engage, in Oklahoma, in any business conducted by the Seller on or before the Closing Date (a "Competing Business"); (ii) request any

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current  customer or supplier of the Seller to curtail or cancel their  business with Buyer; (iii) except as is required by law, disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer's affiliates) or of the Seller or any details of their organization or business affairs or (iv) induce or actively attempt to induce any employee of Buyer (or Buyer's affiliates) to terminate his employment with Buyer (or such affiliate). Each of the Seller and the Shareholder agree that if either the length of time or geographical as set forth in this Section 6.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this
Section 6.1 are in addition to any other obligations that the Seller and the Shareholder may have under the applicable laws of any state requiring a corporation selling its assets (and the shareholders of such corporation) to limit its activities so that the goodwill and business relations being transferred with such assets will not be materially impaired. Each of the Seller and the Shareholder further agree and acknowledge that Buyer does not have any adequate remedy at law for the breach or threatened breach by either the Seller or the Shareholder of the covenants contained in this Section 6.1, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Seller or the Shareholder from such breach or threatened breach. If any provisions of this Section 6.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Seller and the Shareholder acknowledges that the covenants set forth in this Section 6.1 are being executed and delivered by such party in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged.

         6.2 Limitation on Noncompetition. Notwithstanding the covenants of the Seller and the Shareholder contained in clause (i) of the first sentence of
Section 6.1 hereof, the Shareholder and its affiliates may perform any services for themselves or for any of their affiliates. Notwithstanding the covenants of the Seller and the Shareholder contained in clause (i) of the first sentence of
Section 6.1 hereof, the Shareholder may acquire all of the businesses and assets of a third party (the "Acquired Company") that, as of the date such acquisition is consummated, engages in a Competing Business in Oklahoma and operate such businesses and assets following the consummation of such acquisition if and only if the following conditions are met: (1) The Shareholder (whether directly or through the Acquired Company) ceases engaging in the Competing Business, whether by sale or otherwise, within six (6) months after the date the acquisition is consummated; and (2) Prior to consummating any sale of the acquired Competing Business to any third party, the Shareholder offers to sell such Competing Business on the same terms and conditions as those offered by such third party, which offer shall remain open for 15 days; provided, that if such offer is not accepted in writing by Buyer within such time period, the Shareholder may consummate the sale to such third party, but only on substantially the same terms and conditions originally offered by such third party. Notwithstanding the foregoing, in the event the Shareholder is unsuccessful in obtaining a reasonably acceptable offer from a third party within such six-month period, the Shareholder may make an offer (the "Put Offer") to sell to Buyer the Competing Business on those same general terms and conditions under which the Shareholder originally purchased the Competing Business except that the purchase price shall be the fair market value of the Competing Business as determined by an independent appraiser mutually agreed to by the Shareholder and Buyer. If Buyer accepts the Put Offer within

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15 days after  receiving  written  notice from the  Shareholder  specifying  the appraiser's determination of the purchase price and the general terms and conditions of the sale, Buyer and the Shareholder shall endeavor in good faith to consummate the purchase and sale on those terms and conditions within 30 days of the Shareholder's receipt of Buyer's acceptance. If Buyer does not accept the Put Offer within 15 days after receiving written notice from the Shareholder specifying the appraiser's determination of the purchase price and the general terms and conditions of the sale, the Shareholder shall be free to operate the Competing Business and to sell such Competing Business to third parties without restriction under this Section 6.2 and without being deemed to violate the covenants of the Shareholder contained in clause (i) of the first sentence of
Section 6.1 hereof.

         6.3 Hiring Employees. Schedule 6.3 hereto is a complete and accurate listing of all employees of the Seller that devote their full time and effort in the operation of the Assets and the conduct of the Business (the "Employees") along with their current wages or salary. Except as provided in Schedule 6.3 hereto, effective as of the Closing Date, each of the Employees shall be terminated by the Seller and offered a position of employment with Buyer, subject to passing Buyer's standard drug test for its new employees, with the same job duties and at the same wages as such Employee had with the Seller on the date hereof and with such other benefits as are consistent with the current policies and practices of Buyer (which benefits are substantially equal to those benefits currently provided by the Seller); provided, however, that with respect to each Employee who accepts employment with Buyer as of the Closing Date (the "Hired Employees"), the benefits to which such Employee shall be entitled to receive from Buyer as its employee shall be determined as if such Employee was hired by Buyer as of the date on which such Employee began his current period of employment with the Seller, except that the exclusivity period for coverage of pre-existing conditions under Buyer's current medical insurance plan shall be applicable to such Employee. Neither the Seller nor the Shareholder makes any representations or warranties to Buyer as to whether any of the Employees will accept employment with Buyer; provided, however, that each of the Seller and the Shareholder shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees. The Employee noted in Schedule 6.3 hereto as being currently disabled (the "Disabled Employee") will remain an employee of the Seller after the Closing Date until the Disabled Employee is able to return to work at which time the Disabled Employee shall be terminated by the Seller and offered a position of employment with Buyer, subject to passing Buyer's standard drug test for its new employees, with the same job duties and at the same wages as the Disabled Employee had with the Seller immediately prior to being disabled and will be otherwise treated as a Hired Employee hereunder. Buyer shall be responsible for any and all obligations arising as a result of the termination of any Hired Employees by Buyer after the Closing Date, including, without limitation, any severance, accrued vacation pay, COBRA obligations, notices or compensation required under the Worker Adjustment and Restraining Act, employment discrimination complaints, unfair labor practices, charges, grievances under any collective bargaining agreements, breach of contract claims, and wrongful termination and related tort claims, but only to the extent that such claims arise as a result of or in connection with the Hired Employees' employment with Buyer and not as a result of or in connection with the Hired Employees' employment with the Seller or their termination by the Seller hereunder. The Seller shall be responsible and retain liability for (and Buyer shall have no liability or obligation with respect to) any employee benefits of any Employee that accrued pursuant to such

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Employee's  employment  with  Buyer on or before  the  Closing  Date.  After the
Closing Date, the parties hereto shall, except as prohibited by law, each provide the other parties with such information regarding the Employees as reasonably requested by such other parties, such information to be provided on a continuing basis and at no cost to the requesting party.

         6.4 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on
Schedule 6.4 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the Closing Date.

         6.5 Name Change.  The Seller and the Shareholder  shall,  within thirty
(30) days from the Closing Date, caused to be filed (i) with the secretary of state of the Seller's state of organization an amendment to the charter (or other applicable organization document) of the Seller changing the name of the Seller from its current name to a name that is not similar to such name or such merger documents required to effect the merger of the Seller with and into another entity so that the separate corporate existence of the Seller is terminated, and (ii) with the appropriate authorities of the Seller's state of organization and any other states such documents as are required to effect such name change, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filings. The Seller and the Shareholder shall, within five (5) business days from the date of its receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.

         6.6 First Call. Subject to the provisions contained in the last three sentences of this Section 6.6, for a period of one year from the Closing Date, in the event that the Shareholder intends to retain the services of a third party (that is not an affiliate of the Shareholder) to perform services anywhere in the United States, which services are performed for third parties by Buyer (or Buyer's affiliates), the Shareholder shall, prior to retaining such third party, give Buyer (or Buyer's affiliate) the opportunity (the "Buyer First Call") to offer to perform such services to the Shareholder. Should Buyer (or Buyer's affiliate) offer to perform such services, which in the reasonable opinion of Shareholder is of equal or better quality as those offered by such third party based on the past performances of Buyer and such third party, on terms and conditions (including, without limitation, price and timing) no less advantageous, individually or in the aggregate, to the Shareholder than those available from such third party, Buyer (or Buyer's affiliate) and the Shareholder shall mutually agree on the specific terms, conditions and services to be performed by Buyer. If Buyer (or Buyer's affiliate) cannot, promptly upon the Shareholder's request, offer in good faith the services on the terms set forth in the immediately preceding sentence, the Shareholder shall be free to retain such third party to perform such services as it shall see fit. In the event of a breach by the Shareholder of its obligations under this Section 6.6, Buyer shall be entitled to recover any profits lost as a result of such breach (in addition to all other available remedies). Notwithstanding the foregoing, Buyer acknowledges that the Shareholder is currently obligated, pursuant to a binding written contract with

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The Canton Oil & Gas Company  ("Canton"),  a copy of which is attached hereto as
Schedule 6.6 (the "Canton Agreement"), to engage Canton to provide services for the Shareholder in certain territories within the United States and under certain circumstances as specified in the Canton Agreement. Buyer agrees that during the term of the Canton Agreement, the Buyer First Call shall be subject to the rights of Canton under the Canton Agreement and that the Shareholder's compliance with the terms and provisions of the Canton Agreement shall not be deemed to be a breach of the provisions of this Section 6.6. The Shareholder agrees not to consent to any amendment to the Canton Agreement that would further adversely affect the Buyer First Call.

         6.7 Collection of Receivables. Buyer shall cooperate with and assist the Seller in collecting the Seller Receivables, which cooperation and assistance shall include promptly forwarding to the Seller all payments received by Buyer that are made in respect of the Seller Receivables. The Seller shall cooperate with and assist Buyer in collecting receivables of Buyer, which cooperation and assistance shall include promptly forwarding to Buyer all payments received by the Seller that are made in respect of Buyer's receivables.

         6.8 Expenses, Fees and Taxes. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Buyer shall be responsible for the costs of all fees for the recording of transfer documents. Notwithstanding anything to the contrary herein, it is acknowledged by the parties hereto that the purchase price being paid hereunder excludes any sales taxes or other taxes in connection with the sale of the Assets. If a determination is ever made that a sales taxes or other transfer taxes applies to the transaction contemplated hereby, Buyer shall be liable for the entire amount of such taxes.

         6.9 Access to Records. Each of the parties hereto shall allow the other parties reasonable access to those (but only those) business and corporate records of such party reasonably required by the other parties in the preparation and filing of their federal and state tax returns and reports to be filed with the Securities and Exchange Commission or similar state agencies

         6.10 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.


                                                    Article VII

                                                  INDEMNIFICATION

         7.1 Indemnification by the Seller and the Shareholder. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Seller and the Shareholder shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors,

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employees,  agents and  stockholders,  against  and with  respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by either the Seller or the Shareholder to perform, their
respective  representations,   warranties,   covenants  or  agreements  in  this
Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller or the Shareholder under this Agreement; and
(ii) the Retained Liabilities; provided, however, that such indemnification is subject to the following conditions: (A) the aggregate obligations of the Seller and the Shareholder to indemnify Buyer and the other parties identified above pursuant to Sections 7.1 and 7.2 hereof and the applicable provisions of any other agreement or document executed and delivered in connection herewith, including, without limitation, the purchase and sale agreement(s) pursuant to which the Shareholder Real Property will be sold by the Shareholder to Buyer in connection herewith, shall not exceed $2,700,000; and (B) with respect to the Damages caused by the events specified in this Section 7.1, enforcement of the indemnification obligations of the Seller and the Shareholder under this Section
7.1 shall be Buyer's sole and exclusive remedy.

         7.2 Environmental Indemnification. Notwithstanding the limitations of the representations and warranties of the Seller and the Shareholder contained in Section 2. 1.10 hereof, each of the Seller and the Shareholder shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all Damages that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any violation of any Applicable Environmental Laws by the Seller, or (ii) the occurrence of any materially adverse environmental condition or circumstance (including the presence or release of hazardous materials) on
(A) the Shareholder Real Property, whether or not such circumstance or condition was caused by or known to the Seller or the Shareholder, or (B) any property, whether or not owned or leased by the Seller, on which Hazardous Materials were generated by the Seller's operation of the Assets or conduct of the Business;
provided, however, that such indemnification is subject to the following conditions: (1) the foregoing indemnification applies only if the event from which such Damages arose shall have occurred before the Closing Date; (2) the aggregate obligations of the Seller and the Shareholder to indemnify Buyer and the other parties identified above pursuant to Sections 7.1 and 7.2 hereof and the applicable provisions of any other agreement or document executed and delivered in connection herewith, including, without limitation, the purchase and sale agreement(s) pursuant to which the Shareholder Real Property will be sold by the Shareholder to Buyer in connection herewith, shall not exceed $2,700,000; and (3) with respect to the Damages caused by the events specified in this Section 7.2, enforcement of the indemnification obligations of the Seller and the Shareholder under this Section 7.2 shall be Buyer's sole and exclusive remedy.

         7.3 Indemnification by Buyer. In addition to any other remedies available to the Seller or the Shareholder under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of the Seller and the Shareholder and their officers, directors, employees, agents and stockholders, against and with respect to any and all Damages that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Buyer to perform, its re presentations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Seller or the Shareholder by Buyer under this Agreement; and (ii) the Assumed Liabilities; provided, however, that such indemnification is subject to the following conditions: (A) the aggregate obligations of Buyer to indemnify the Seller, the Shareholder and the other parties identified above pursuant to this Section 7.3 and 7.2 and the applicable provisions of any other agreement or document executed and delivered in connection herewith, including, without limitation, the purchase and sale agreement(s) pursuant to which the Shareholder Real Property will be sold by the Shareholder to Buyer in connection herewith, shall not exceed $2,700,000; and (B) with respect to the Damages caused by the events specified in this Section 7.3, enforcement of the indemnification obligations of Buyer under this Section 7. shall be the sole and exclusive remedy of the Seller and the Shareholder.

         7.4 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an event giving rise to indemnification claim under this Article VII, such indemnified party shall promptly give written notice to the indemnifying party, specifying such claim; provided, however, that the failure of any indemnified party to give prompt written notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not mate rially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VII, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party (or an indemnification claim under Section 7.2 hereof is made involving remediation of the environmental condition in question), the indemnifying party shall be entitled to participate in and to assume the defense thereof (or, in the case of a claim for remediation, to participate in and assume responsibility for such remediation), jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel (or, in the case of a claim for remediation, any personnel or contractor) reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election to so assume the defense (or, in the case of a claim for remediation, to assume the responsibility for the remediation) thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense (or, in the case of a claim for remediation, the remediation) thereof unless the indemnifying party has failed to assume the defense of such claim (or, in the case of a claim for remediation, failed to assume the responsibility for the remediation) and to employ counsel (or, in the case of a claim for remediation, personnel or contractors) reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim (or, in the case of a claim for remediation, to assume the responsibility for the remediation) shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction (or, in the case of a claim for remediation, more than one contractor) for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general

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allegations.  Notwithstanding any of the foregoing to the contrary,  in the case of an action or proceeding, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim and involves no equitable relief affecting the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.


                                  Article VIII

                                                   MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 12 months from the Closing Date, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 12 months from the Closing Date despite any investigation made by any party hereto or on its behalf. All covenants and agreements of the parties hereto contained herein shall survive as provided herein.

         8.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         8.3 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         8.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.


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                                                    If to Buyer

Addressed to:                           With a copy to:
WellTech Eastern, Inc.                  Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor           700 Louisiana
East Brunswick, New Jersey 08816        Houston, Texas 77210-4744
Attn: General Counsel                   Attention: Samuel N. Allen
Facsimile:  (908) 247-5148              Facsimile:  (713) 228-1331

                                        If to the Seller or the Shareholder


Addressed to:                           With a copy to:
Lomak Petroleum, Inc.                   Rubin, Baum, Levin, Constant & Friedman
500 Thockmorton Street                  30 Rockefeller Plaza
Fort Worth, Texas 76102                 New York, New York 10112
Attn: Hardy Murchison                   Attn: Walter M. Epstein
Facsimile: (817) 870-2914               Facsimile: (212) 698-7825


         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         8.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

         8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.



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         IN WITNESS WHEREOF, the Shareholder has executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                                                      WELLTECH EASTERN, INC.


                                                     By: \s\ Kenneth V. Huseman
                                                     Name: Kenneth V. Huseman
                                                     Title: Vice President



                                                     TALON TRUCKING COMPANY


                                                     By: \s\ Chad L. Stephens
                                                     Name: Chad L. Stephens
                                                     Title: Vice President



                                                     LOMAK PETROLEUM, INC.


                                                     By: \s\ Chad L. Stephens
                                                     Name: Chad L. Stephens
                                                     Title: Vice President



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